EXHIBIT 99.1

CROWN CASTLE INTERNATIONAL CORP.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

[XXX xx, XXXX]

The undersigned hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote all of the shares of common stock of Crown Castle International Corp. (the “Company”) and if applicable, hereby directs the trustee of the Company’s 401(k) retirement savings plan to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Company’s corporate office, 510 Bering Drive, Suite 600, Houston, Texas 77057, on [        ], 200[  ], at [        ] a.m., Central Time, and at any adjournments or postponements thereof, as herein specified (or, if no direction is given, “FOR” Proposal 1) and, in such proxyholders’ discretion, to transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 2. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

(Please Sign on Reverse Side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Δ Detach here from proxy voting card. Δ

You can now access your Crown Castle International Corp. account online.

Access your Crown Castle International Corp. stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, Transfer Agent for Crown Castle International Corp., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect ® is a registered trademark of Mellon Investor Services LLC

****TRY IT OUT****

www.melloninvestor.com/isd/

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER:	1-800-370-1163

The Board of Directors recommends a vote FOR the proposal below, and if no specification is made, the shares will be voted in accordance with such recommendation of the Board of Directors.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

FOR	AGAINST	ABSTAIN

1. To approve the issuance of shares of common stock of the Company to the stockholders of Global Signal Inc. pursuant to the terms of the Agreement and Plan of Merger, dated October 5, 2006, among Global Signal Inc., the Company and CCGS Holdings LLC.

☐	☐	☐	2. In the discretion of the proxyholders, to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
WILL ATTEND
			If you plan to attend the Special Meeting, please mark the WILL ATTEND box.	☐

Signature	Signature	Date

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Δ Detach here from proxy voting card. Δ

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/cci Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Registration Statement on Form S-4 and the Joint Proxy Statement/Prospectus that forms a part thereof on the internet at http://investor.crowncastle.com